Exhibit 10.1

CONFIDENTIAL
CNC Development Limited
CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

1.           Subscription. The undersigned set forth on the signature page below (the “Lender”) subscribes for and agrees to loan CNC Development Ltd., a British Virgin Islands company (the “Company”) up to $__________ pursuant to that certain unsecured convertible loan agreement attached hereto as Exhibit A (the “Loan Agreement”). The Lender acknowledges that this subscription (i) is irrevocable, (ii) shall survive the death or disability of the Lender, (iii) is conditioned upon acceptance by the Company and may be accepted or rejected in whole or in part by the Company in its sole discretion and (iv) will expire if not accepted by the Company on or before March___, 2010.  If this subscription is not accepted, in whole or in part, on or before such date, funds received by the Company pursuant hereto shall be returned to the Lender, without interest accrued thereon, and this Subscription Agreement shall be deemed null and void and of no further force or effect.

The Lender agrees to be bound by all the terms and provisions of the Loan Agreement (as amended from time to time) in the form attached hereto. Capitalized terms not defined herein are used as defined in the Loan Agreement.

The terms of the Loan Agreement have been determined by arm’s length negotiations with Lender.

2.           Representations, Warranties, and Covenants of the Lender. To induce the Company to accept this subscription, the Lender represents and warrants as follows:

(a)           The Lender has been furnished with limited confidential information about the Company by way of memoranda, e-mails and oral communication and acknowledges that this may not constitute the most up-to-date information about the Company.  The Lender acknowledges and agrees that it or its representatives have had an opportunity to ask such questions and request such additional information as Lender deems appropriate.  The Lender has carefully read the Loan Agreement and such other information and materials as the Lender has deemed appropriate and/or requested and received regarding the Company. The Lender is not relying on any information contained in the written or oral disclosures of confidential or public information made by the Company, or its officers, directors or representatives.  The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of making the loan to which it is hereby subscribing and Lender understands the risks of, and other considerations relating to the loan and is able to bear the risks of loss if the loan is not repaid.

(b)           The Lender is an "accredited Investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) or by reason of the business and financial experience of those retained by it to advise it with respect to its investment in the Company, it, together with such advisors, has such knowledge, sophistication and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

(c)           The Lender is making the loan for the Lender’s own account for investment purposes only and not with a view to resale or distribution.

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(d)           The Lender understands that the loan and the securities issuable upon exercise of the conversion rights related thereto have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated, as this offering is intended to be a non-public offering pursuant to Section 4(2) and Regulation D of the Securities Act. The Lender understands and agrees further that any securities issuable upon conversion of the loan may be required to be held for an indefinite length of time, and may not be offered, sold, transferred, pledged or otherwise disposed of, unless they are subsequently registered under the Securities Act or such sale or transfer is or becomes eligible for an exemption under the Securities Act or other applicable laws. Even if such an exemption is available, the assignability and transferability of the loan or underlying securities may be difficult or impossible. The Lender understands that legends may be printed on the securities issuable upon conversion of the loan that state that such securities have not been registered under the Securities Act or other applicable laws. The Lender’s overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Lender’s net worth and the Lender has no need for immediate liquidity in the Lender’s investment in the loan.

(e)           Other than as set forth in this Subscription Agreement and the Loan Agreement, the Lender is not relying upon any other information, representation or warranty by the Company or any agent or advisor of the Company in determining to subscribe to make the loan. The Lender has consulted to the extent deemed appropriate by the Lender with the Lender’s own advisers as to the financial, tax, legal and related matters concerning the loan and any conversion thereof and on that basis believes that an investment in the loan is suitable and appropriate for the Lender.

(f)           The Lender understands that the Company has no successful operating history.  The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, risks, and complications frequently experienced by any developing business generally, and by foreign operations specifically, many of which are beyond the Company's control.  In particular, the Company’s dependence on collections of receivables in China involves a high risk of loss.  The Lender understands that the Company makes no representations regarding the prospects for success in collecting its Chinese receivables.

(g)           If the Lender is, or is acting on behalf of, an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. § 2510.3-101, which plan or entity is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”): (i) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder) (a “Fiduciary”) of the Plan which is unrelated to the Company or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (ii) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA, including the diversification requirements of Section 404(a)(1)(c) of ERISA, in authorizing; the Plan’s investment in the Company, and has concluded that such investment is prudent; (iii) the Plan’s subscription to invest in the Company and make the loan contemplated thereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA and the Code; and (iv) the Plan Fiduciary acknowledges and agrees that neither the Company nor any of its employees, representatives or affiliates will be a fiduciary with respect to

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the Plan as a result of the Plan’s investment in the Company, and the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s decision to make a loan to the Company.

(h)           If the Lender is not a natural person, the Lender has the power and authority to enter into this Subscription Agreement, the Loan Agreement and each other document required to be executed and delivered by or on behalf of the Lender in connection with this subscription for the loan, and to perform its obligations thereunder and consummate the transactions contemplated thereby, and the person signing this Subscription Agreement on behalf of the Lender has been duly authorized to execute and deliver this Subscription Agreement, the Loan Agreement and each other document required to be executed and delivered by the Lender in connection with this subscription for the loan. If the Lender is an individual, the Lender has all requisite legal capacity to acquire and hold the loan and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Lender in connection with this subscription for the loan. Such execution, delivery and compliance by the Lender does not represent a breach of, or constitute a default under, any instruments governing the Lender, any applicable law, regulation or order to which the Lender is subject, or any agreement to which the Lender is a party or by which the Lender is bound. This Subscription Agreement has been duly executed by the Lender and constitutes, together with the Loan Agreement, a valid and legally binding agreement of the Lender.

3.           Representations and Warranties of the Company.  Upon acceptance of this subscription by the Company, the Company represents and warrants to the Lender as follows:

(a)           The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the British Virgin Islands and is in good standing under such laws.

(b)           The Company has the power and authority to accept and enter into this Subscription Agreement and the Loan Agreement, and to perform its respective obligations thereunder and consummate the transactions contemplated thereby, and the person signing this Subscription Agreement on behalf of the Company has been duly authorized to execute and deliver this Subscription Agreement and the Loan Agreement to the Lender in connection with the loan pursuant to the Lender’s subscription.  Such execution and delivery by the Company does not represent a breach of, or constitute a default under, any instruments governing the Company, any applicable law, regulation or order to which the Company is subject, or any agreement to which the Company is a party or by which the Company is bound. This Subscription Agreement has been duly executed by the Company and constitutes, together with the Loan Agreement, a valid and legally binding agreement of each of the Company.

4.           Further Advice and Assurances. All information which the Lender has provided to the Company, including the information on the signature page hereof, is correct and complete as of the date hereof, and the Lender agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement becomes untrue at any time. The Lender agrees to provide such information and execute and deliver such documents as the Company may reasonably request from time to time to verify the accuracy of the Lender’s representations and warranties herein or to comply with any law or regulation to which the Company may be subject.

6.           Financial Information and Forecasts.  From time to time, the Company may share with Lenders confidential non-public financial and other information (the “New Disclosures”).  New

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Disclosures are presented for information purposes only and may incorporate the Company’s best estimates of future revenue, expense and cash requirements.  Such New Disclosures may discuss the Company’s future expectations, contain projections of the Company’s results of operations or financial condition, and include other “forward-looking” information within the meaning of Section 27A of the Securities Act.

Forward-looking statements that express the Company’s beliefs, plans, objectives, assumptions, or future events or performance may involve estimates, assumptions, risks and uncertainties.  The Company’s actual performance and results may differ materially from those expressed in forward-looking statements made or incorporated by reference in the Forecasts due to the risks and uncertainties inherent in the Company’s business, including, but not limited to risks and uncertainties in the market acceptance of and continuing demand for the Company’s services and products, the impact of competitive services, and the Company’s ability to obtain additional financing, should it be necessary to support the Company’s operations.  Forward-looking statements may include, but are not limited to, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projections,” “predicts,” “believes,” “potential,” and “outlook.”  Any forward-looking statements speaks only as of the date on which that statement is made, and the Company will not update any forward-looking statement after the date on which the such statement is made.

THE LENDER ACKNOWLEDGES THAT THE COMPANY UNDERTAKES NO OBLIGATIONS AND DOES NOT INTEND TO UPDATE FORWARD-LOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE ON WHICH SUCH STATEMENTS ARE MADE.  THE LENDER AGREES TO NOT UNDULY RELY ON FORWARD-LOOKING STATEMENTS AND ACKNOWLEGES THAT THE COMPANY’S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS MADE OR INCORATED BY REFERENCE IN ANY FORECASTS.

7.           Indemnity. The Lender understands that the information provided herein will be relied upon by the Company for the purpose of determining the eligibility of the Lender to make a loan to the Company. The Lender agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Lender to make such loan. To the maximum extent permitted by law, the Lender agrees to indemnify and hold harmless the Company from and against any loss, damage, or liability due to or arising out of a breach of any representation, warranty or agreement of the Lender contained in this Subscription Agreement or in any other document provided by the Lender to the Company in connection with the making of the Loan by Lender.  All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in this paragraph 7 shall survive the acceptance of this subscription.

10.           Modification.  Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

11.          Notices.  All notices, requests, consents and other communications permitted hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile, by telegraph or telex, or Federal Express or similar courier service or by deposit in the United States or British Virgin Islands mail, registered or certified, with postage prepaid, addressed as follows:

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a)          If to the Lender, to the address set forth on the signature page hereof;

b)          If to the Company, to the address set forth on the first page of this Subscription Agreement;

or to such other address as either the Company or the Lender may designate by notice given to the other from time to time in accordance with the provisions hereof.

12.           Miscellaneous. This Subscription Agreement is not assignable by the Lender without the written consent of the Company. The representations and warranties made by the Lender, the Company in this Subscription Agreement shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the British Virgin Islands, without regard to principles of conflicts of law thereof

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date: ______________________

The undersigned Lender hereby subscribes to lend an aggregate amount of $_____, which may be drawn by the company in one or more Draws (the cumulative amount of all Draws comprising the Principal Amount of the loan by Lender to the Company).

Name of Lender (please print) Lender Social Security # or FEIN	Authorized Signature(s)
Co-Lender for Joint Accounts (please print) Co-Lender Social Security # or FEIN	Authorized Signature(s)
By: Official Capacity or Title (If a corporation, partnership, trust or other entity)	___________________________________ Please print name of individual whose signature appears above if different than the name of the Lender
Lender Address:

ACCEPTED & AGREED: CNC Development Limited _____________________ By: William C. Morro Its: Chief Executive Officer Date: March______, 2010

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Exhibit A

FORM OF UNSECURED CONVERTIBLE LOAN AGREEMENT

This Unsecured Convertible Loan Agreement (this “Agreement”) is entered into as of this ___ day of March, 2010, by and among CNC DEVELOPMENT LIMITED, a British Virgin Islands company (the “Company”), and  (the “Lender”).

R E C I T A L S

WHEREAS, the Company has offered to the Lender and a limited number of other Persons the opportunity to purchase up to $600,000 of unsecured convertible promissory notes upon terms and subject to conditions substantially the same as those set forth in this Agreement (the “Note Offering”) and the Lender and other parties subscribing to the Note Offering have done so pursuant to a subscription agreement (the “Subscription Agreement”).

WHEREAS, the Lender, pursuant to the terms of this Agreement, desires to make a loan to the Company (“the “Loan”) in the principal amount of up to __________Dollars ($_________) (the “Draw Cap”), which Loan shall be evidenced by a certain Unsecured Convertible Promissory Note (including an accompanying Draw Certificate) made by the Company payable to the Lender (the “Note”), in the form of Exhibit 1; and

WHEREAS, the Loan is convertible into Class B Preferred Shares of the Company, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, the parties hereby agree as follows:

AGREEMENT

1.   DEFINITIONS.  All capitalized terms not defined herein shall have the meaning ascribed thereto in the Convertible Notes or Subscription Agreement, as applicable.  As used in this Agreement, the following terms shall have the following respective meanings:

 “Business Combination” means the acquisition by the Company or one of its direct or indirect subsidiaries, of a Business Enterprise having a value of greater than $10 million or a merger of the Company with a Business Enterprise.

“Business Combination Date” means the first date on which a Business Combination is consummated by the Company.

 “Business Enterprise” means a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof that operates a for-profit business of any form.

“Convertible Notes” means all of the unsecured convertible promissory notes issued in the Note Offering, including the Note issued to the Lender.

“Class B Preferred Shares” means Class B Preferred shares of the Company, having the rights and preferences set forth in Exhibit 2 attached hereto and under applicable law.

“Draw Certificate” means that certain schedule, updated from time to time, evidencing the initial amount funded under this Agreement and the amount funded under each subsequent draw (if any), as well as any repayments of principal or interest that have occurred subsequent to the Closing.

“Note Obligations” means all principal aggregated from all Draws, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy of the Payor), fees (including the Commitment Fee), charges, expenses and any other sum chargeable to the Payor pursuant to the terms of this Note and the Loan Agreement.

“Payor” means the Company and Sing Kung Limited.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Project Receivables” means the amounts due from municipalities in China for projects completed by subsidiaries of the Company, net of related payment obligations and costs of collection and after making an allowance for claims of project creditors disputed in good faith (if any).

“Repayment Date” means the earliest of (a) March____, 2011, (b) the 30th day following the collection of more than $4 million in Project Receivables, (c) the date of the consummation of a Business Combination, or (d) upon the occurrence of a default pursuant to Section 5 of the Note; the Repayment Date is the date on which any outstanding Note Obligations become due and payable in full.

“Class A Preferred Directors” has the meaning ascribed thereto in the Company’s Memorandum and Articles of Association (“M&A”).

2.   LOAN.

2.1   The Loan.  Subject to the terms and conditions of this Agreement, at the Closing, the Lender agrees to make a Loan to the Company in the principal amount of up to __________ Dollars ($_________) (the “Loan”).  The Loan may be drawn by the Company in one or more installments (each a “Draw”), each of which shall be for an amount approved by the Class A Preferred Directors and allocated among subscribers to the Note Offering pro rata to their subscription interests. The initial amount to be funded by Lender at the Closing shall be $__________.

2.2   The Closing.  The closing and funding of the initial Draw amount shall take place in at the offices of the Company at 4:00 p.m., on March____, 2010 or at

such other time and place as the Company and the Lender may mutually agree upon orally or in writing (the “Closing”).  At the Closing, the Lender shall advance to the Company the principal amount of the first installment of the Loan by wire transfer or such other means as the parties may agree.  Additional amounts, up to the Draw Cap, shall be funded by Lender on 2 business days written notice from the Company, which notice shall be accompanied by a certificate evidencing that the Class A Preferred Directors approved the aggregate borrowing amount and stipulating the Lender’s pro rata share and providing wire transfer or other funding instructions.  Upon receiving funds from each draw, subject to the terms and conditions hereof, the Company shall deliver to Lender an updated and executed Draw Certificate evidencing the total loan amount and the Company’s obligation to repay the Loan.  At the Closing, and on or before the required funding date of each subsequent installment, if any, the Lender shall advance to the Company the principal amount of the Loan by wire transfer in immediately available funds or such other method as the parties mutually agree.

2.3   Loan Term.  The Loan shall be due and payable in full on the Repayment Date.  Interest on the unpaid principal balance of each Note shall accrue daily at an annual rate of thirty-six (36%) based on a 365-day year and shall compound monthly from the date or dates of funding as shown on the Draw Certificate until such Note is paid or converted pursuant to Section 4.  Upon the occurrence of an event of default (as set forth in  Section 5 of the Note), interest on the unpaid balance of any Note Obligations not paid when due hereunder shall accrue at a default rate that is 500 basis points per annum higher than the interest rate set forth in the first sentence of this Section 2.3 until the Note is paid in full or the default is cured (if cure is possible).

2.4   Repayment.  The Company shall repay the outstanding principal balance of the Note as evidenced by the cumulative amount shown on the latest Draw Certificate plus all other Note Obligations (together, the “Outstanding Balance”) on the Repayment Date.

2.5   Prepayment.  The principal indebtedness of this Note, or any portion thereof, together with all other Note Obligations related thereto may be prepaid prior to the Repayment Date upon 30 business days written notice by the Payor.  Each and all such prepayments of principal and interest shall be reflected on an updated Draw Certificate.

3.   USE OF PROCEEDS.  The Company intends to use the proceeds of the Note Offering, including the proceeds of the Loan, to (a) fund payments of up to approximately $600,000 by subsidiaries for past-due payables on projects that have been completed, and (b) partially fund continuing operating expenses and for general working capital purposes.

4.   CONVERSION.  The Outstanding Balance due and payable under the Note shall be convertible in accordance with the provisions of this Section 4.

4.1   Lender’s Optional Conversion.  The Lender shall have the option, at any one time following the date of Closing and prior to the Repayment Date, to convert the Note, including the entire Outstanding Balance, on demand, and in accordance with the provisions of Section 4.3 below and subject to the provisions of the Company’s M&A, in whole but not in part, into that number of Class B Preferred shares determined pursuant to Section 4.3 below.  In order to exercise such option, the Lender shall deliver written notice thereof (the “Exercise Notice”) and contemporaneously surrender the Note to the Company.

4.2   Automatic Conversion.  Upon the collection of more than $10 million of Project Receivables (measured cumulatively from the date of Closing) the Note shall automatically convert, in whole and not in part, into that number of Class B Preferred Shares determined pursuant to Section 4.3 below and subject to the provisions of the Company’s M&A.

4.3   Mechanics of Conversion.  Upon any conversion of the Note hereunder, the Note shall be converted into that number of Class B Preferred Shares equal to the product of (a) the cumulative principal balance set forth on the Draw Certificate, updated  as of the date of conversion multiplied by 3 and divided by the IAG Net Price (as defined in the Company M&A) (the “Conversion Shares”).  The “Conversion Date” shall mean the date on which the Lender delivers the Exercise Notice together with the original Note or the date on which an automatic conversion is triggered under this Section 4.  As promptly as reasonably practicable on or after the Conversion Date, the Company shall issue all Conversion Shares to which Lender is entitled.    Any conversion of the Note shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the Lender under the Note shall cease and the Lender shall be deemed to have become the holder of record of the number Class B Preferred Shares determined herein.  The failure of the Company to make the deliveries as aforesaid shall not impair or delay the effectiveness of the Note conversion pursuant to this Section 4. Upon the issuance of the Conversion Shares to the Lender, the Note shall become null and void.

4.4   Satisfaction in Full.  The conversion of the Outstanding Balance pursuant to this Section 4 shall be deemed payment and satisfaction in full of the Company’s obligations under the Note, including with respect to such Outstanding Balance.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Lender as follows:

5.1   The Company has the power and authority to enter into this Agreement and to execute and deliver the Note and each other document required to be executed and delivered by or on behalf of the Company in connection with the Loan, and to perform its obligations thereunder and consummate the transactions contemplated thereby, and the person signing this Agreement on behalf of the Company has been duly authorized to execute and deliver this Agreement, the Note, and each other document required to be executed and delivered by the Company in connection with the Loan.

6.   COVENANTS OF THE COMPANY.

6.1   Provision for Class B Preferred Shares in Company M&A. If the Company M&A has not been amended as of the Closing Date to include a description of and provision for issuance of the Class B Preferred shares consistent with Exhibit 2 hereto and issuable upon conversion of all of the unsecured convertible promissory notes subscribed for in the Note Offering, then within 10 business days following the Closing the Company will take such actions as are required to amend its M&A to accommodate the issuance of all such Conversion Shares.

6.2   Adjustment to Share Authorizations or Reverse Split. To the extent required to permit the issuance of Class B Preferred Shares, or Common Shares that underlie the Conversion Shares and that would be issuable as a result of any anti-dilution adjustments in the conversion ratio of Class A Preferred Shares, the Company will, within 10 business days of the Closing, take such actions as are required to authorize the issuance of the Class B Preferred Shares and, if necessary, implement a reverse split of its Common Shares or authorize the issuance of additional Common Shares to accommodate the prospective conversion of the Class A and Class B Preferred Shares.

7.   REPRESENTATIONS AND WARRANTIES OF THE LENDER.  The Lender represents and warrants to the Company, as of the Closing, and shall be deemed to have reaffirmed to the Company on the date of an automatic conversion or the delivery of an Exercise Notice, as follows:

7.1   The Lender has carefully read this Loan Agreement, the Note, and such other information and materials as the Lender has deemed appropriate and/or requested and received regarding the Company. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note, is able to bear the risks of an investment in the Note and understands the risks of, and other considerations relating to, a purchase of the Note.

7.2   The Lender is an “accredited investor” within the meaning of the Securities Act.

7.3   The Lender acknowledges and understands that the Note and Class B Preferred Shares into which it may become convertible bear significant risk of loss.  If the Company is not successful in completing a Business Combination or its Chinese subsidiaries are not successful in collecting Project Receivables, the Company will not be able to repay any of the principal and interest on the Note and the Class B Preferred Shares into which the Note is convertible will have no value.  Moreover, the Lender will not have recourse to any other assets or persons to recover losses in such a circumstance.    If the Note is converted, there is no assurance that the Company’s Class B Preferred Shares will maintain their value, and, as a result, the Class B Preferred Shares issuable upon conversion could be worth less to the Lender than the Note would have been if not converted.

7.4   The Lender is acquiring the Note for the Lender’s own account for investment purposes only and not with a view to resale or distribution.

7.5   The Lender understands that neither the Note nor the Class B Preferred Shares into which it is convertible or the underlying Common Shares have been registered under the United States of America Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated.  The Lender understands that legends stating that the Note and the Class B Preferred Shares have not been registered under the Securities Act and other applicable laws and setting out or referring to the restrictions on the transferability and resale thereof will be placed on all documents, if any, evidencing the loan or securities received upon conversion of the Note. The Lender’s overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Lender’s net worth and the Lender has no need for immediate liquidity in the Lender’s investment in the Note.

7.6   To the full satisfaction of the Lender, the Lender has been furnished with any materials the Lender has requested relating to the Company, the Note or the Class B Preferred Shares, and the Lender has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the Note Offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Agreement.

7.7   Other than as set forth in this Agreement, the Lender is not relying upon any other information, representation or warranty by the Company, or any officer, director or agent of the Company in determining to make the Loan and invest in the Note.  The Lender may have received non-public information about the Company from written memoranda and participated in discussions related thereto or to the financial condition of the Company or the transaction contemplated hereby; however, the Lender acknowledges and agrees that: any such disclosures were for background discussion purposes only; the business and financial circumstances of the Company and the transaction have changed since the preparation of any written materials previously disseminated by the Company;  and the Lender is not relying on any information, representations or warranties (express or implied) set forth therein or conveyed thereby.  The Lender has consulted to the extent deemed appropriate by the Lender with the Lender’s own advisers as to the financial, tax, legal and related matters concerning the Loan and an investment in the Note, and on that basis believes that the Loan and an investment in the Note is suitable and appropriate for the Lender.

7.8   If the Lender is not a natural person, the Lender has the power and authority to enter into this Agreement and each other document required to be executed and delivered by or on behalf of the Lender in connection with the Loan, and to perform its obligations thereunder and consummate the transactions contemplated thereby, and the person signing this Agreement on behalf of the Lender has been duly authorized to execute and deliver this Agreement, and each other document required to be executed and delivered by the Lender in connection with the Loan.  If the Lender is an individual, the

Lender has all requisite legal capacity to acquire and hold the Note and Class B Preferred Shares issuable upon conversion of the Note and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Lender in connection with the Loan and the other transactions contemplated hereby. Such execution, delivery and compliance by the Lender does not represent a breach of, or constitute a default under, any instruments governing the Lender, any applicable law, regulation or order to which the Lender is subject, or any agreement to which the Lender is a party or by which the Lender is bound. This Agreement has been duly executed by the Lender and constitutes a valid and legally binding agreement of the Lender.

7.9   The Lender acknowledges that no general solicitation or general advertising, including communications published in any newspaper, magazine, or other broadcast medium, with respect to the Note Offering has been made to or received by the Lender.

7.10   The Lender understands that no federal or state agency has made any recommendation or endorsement of the Note or the Class B Preferred Shares issuable upon conversion of the note, nor has any federal or state agency made any finding or determination as to the adequacy or accuracy of the information contained in this Agreement or any attachment hereto, as to the fairness of the Note Offering, or as to the merits of an investment in the Note.

7.11   From time to time, the Company has shared, and may share with the Lender pro-forma statements, projections and other materials containing or consisting of forecasted financial and other information (the “Forecasts”).  Forecasts are presented for illustrative purposes only and represent the Company’s estimates of potential financial performance, cash requirements and of other events that may or may not occur in the future.  Forecasts discuss the Company’s future expectations and may contain projections of the financial performance of the Company as well as of the Note, Class B Preferred Shares and other securities of the Company, and include other “forward-looking” information within the meaning of Section 27A of the Securities Act.

Forward-looking statements that express the Company’s beliefs, plans, objectives, assumptions, or future events or performance may involve estimates, assumptions, risks and uncertainties.  Actual performance and results may differ materially from those expressed in forward-looking statements made or incorporated by reference in the Forecasts due to the risks and uncertainties inherent in the Company’s businesses, including, but not limited to risks and uncertainties in the collectability of the Company’s receivables, its ability to identify and consummate a Business Combination, the potential results of such a Business Combination, if any, and other matters.  Forward-looking statements may include, but are not limited to, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projections,” “predicts,” “believes,” “potential,” and “outlook.”  Any forward-looking statements speaks only as of the date on which that statement is made, and the Company will not update any forward-looking statement after the date on which the such statement is made.

THE LENDER ACKNOWLEDGES THAT NEITHER THE COMPANY NOR ANY OF ITS MEMBERS OR AGENTS UNDERTAKES ANY OBLIGATIONS, AND THEY DO NOT INTEND, TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE ON WHICH ANY SUCH STATEMENT IS MADE.  THE LENDER AGREES TO NOT UNDULY RELY ON FORWARD-LOOKING STATEMENTS AND ACKNOWLEGES THAT THE COMPANY’S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY FORECASTS.

8.   NO VOTING RIGHTS; DELIVERY OF COMPANY INFORMATION.  Except upon conversion of the Note to Class B Preferred Shares, nothing contained in this Note shall be construed as conferring upon the Lender or any other person the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company, and no distributions shall be payable or accrued in respect of this Note or the interest represented hereby; provided, however, that so long as this Note is outstanding, the Company shall promptly deliver to the Lender (a) copies of all notices to which the Lender would be entitled as a Class B Preferred Shareholder  as if the Lender had converted the Note in full into Class B Preferred Shares prior to delivery of such notice, (b) written notice of the occurrence of a Business Combination,(c) written notice of the triggering of an automatic conversion of the Note and (d) copies of such financial statements and other reports with respect to the Company’s business as are required to be delivered to the shareholders of the Company.

9.   MISCELLANEOUS.

9.1   Rules of Construction.  Neither this Agreement, nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith, shall be construed against either party as the principal draftsperson hereof or thereof.  All Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.  The section headings, titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Whenever the term “include,” “including,” or “included” is used in this Agreement, it shall mean “including without limiting the generality of the foregoing”.

9.2   Survival of Warranties.  The warranties and representations of the Company and the Lender contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of five (5) years.

9.3   Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, legatees and personal representatives of the parties, as the case may be (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, legatees and personal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.4   Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the British Virgin Islands.  The parties irrevocably and unconditionally consent to personal jurisdiction and venue of court sitting in, or with jurisdiction over actions arising in Road Town, Tortola (British Virgin Islands), for purposes of any suit, action, or proceeding arising out of or related to this Agreement or any alleged breach or violation or any dispute between the parties, and any objections to such jurisdiction and venue are hereby expressly WAIVED by the parties.

9.5   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6   Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

9.7   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, (a) such provision or provisions shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision(s), and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

9.8   Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any agreements, warranties, representations, or covenants, except as specifically set forth herein or therein or executed in connection with the closing of the transactions contemplated hereby.

9.9   Notices.  Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the party; (b) when received when sent by electronic mail or facsimile on a business day at the address and number set forth below; (c) five (5) business days after deposit in the U.S. or British Virgin Islands mail with first class or certified mail (receipt requested) postage prepaid and addressed to the party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

If to Lender:

If to the Company:
c/o WHI Inc.
410 S. Michigan Ave.; Suite 620
Chicago, IL  60605
USA
Attn:  William Morro

And

Maples & Calder
Kingston Chambers – Sea Meadow House
P.O. Box 173
Road Town, Tortola
British Virgin Islands
Attn:  Karen Gilbert

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.9 by giving the other party written notice of the new address in the manner set forth above.

9.10   Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or any subsequent breach or default.  Any waiver, permit, consent or approval of any kind or character related to this Agreement on the part of either party must be in writing and shall be effective only to the extent specifically set forth in such writing.

Remainder of page intentionally blank

IN WITNESS WHEREOF, the parties have executed this Unsecured Convertible Loan Agreement to be effective as of the date first above written.

CNC Development Limited By:__________________________________ William C. Morro Its: Chief Executive Officer

______________________, (the “Lender”)
By:
It’s:

Exhibits

Exhibit 1:  The Note

Exhibit 2:  Rights and Preferences of CNC Class B Preferred Stock

Exhibit I
Form of Note

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CNC DEVELOPMENT LIMITED THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$_______	Issue Date: March___, 2010 Due Date: March ___, 2011 British Virgin Islands

FOR VALUE RECEIVED, CNC Development Limited (the Company), and Sing Kung Limited, both  British Virgin Islands companies (the “Payor”), hereby jointly and severally (but without duplication) promise to pay to the order of ____________(the “Lender”), at such place as the Lender may designate, in lawful money of the United States, the principal amount of _________Dollars ($____) (or such lesser amounts as may be outstanding from time to time under this Note as evidenced by the Draw Certificate attached hereto), together with interest thereon calculated from the later of the date hereof or the date of funding of each Draw amount (as applicable) in accordance with the provisions of this Note and that certain Unsecured Convertible Loan Agreement of even date herewith (as amended, restated or supplemented from time to time, the “Loan Agreement”).

10.   Definitions.

10.1   Unless otherwise defined herein, capitalized terms used herein shall have the meaning defined herein or in the Loan Agreement.

10.2   “Due Date” means the latest permitted Repayment Date.

10.3   “Note” means this Note as originally executed or if later amended, modified, supplemented or replaced then, as so amended, modified, supplemented or replaced.

10.4    “Project Receivables” means the amounts due from municipalities in China for projects completed by subsidiaries of the Company net of related payment obligations and costs of collection and after making allowance for claims of project creditors disputed in good faith (if any).

11.   Payments; Prepayments.

11.1   Interest.  Simple interest shall accrue at an annual rate of thirty-six percent (36%) on the unpaid principal amount of this Note outstanding from time-to-time from the funding date or dates shown on the Draw Certificate until the principal and interest amount of this Note is paid in full.  Interest shall accrue on the basis of a 365 day year and shall compound monthly.

11.2   Payment Date.  Unless this Note is converted into Class B Preferred Shares (the “Conversion Shares”) in accordance with the Loan Agreement, or is otherwise sooner paid, the Note Obligations evidenced by this Note shall be due and payable on the Repayment Date.  All payments hereunder shall be made in lawful money of the United States at such address as the Lender shall specify from time to time in writing to the Payor.

11.3   Pre-Payments.  The principal indebtedness of this Note, or any portion thereof, together with all other Note Obligations related thereto may be prepaid prior to the Repayment Date upon 30 business days written notice by the Payor.  Each and all such prepayments shall be reflected on an updated Draw Certificate.

12.   Conversion.

12.1   Lender Conversion Option.  At the option of the Lender, this Note is convertible into Class B Preferred Shares at any one time prior to the Repayment Date in accordance with the terms and conditions of the Loan Agreement and the Company’s M&A.

12.2   Automatic Conversion.  This Note shall automatically convert into Class B Preferred Shares upon the collection of more than $10 million of Project Receivables (measured cumulatively and in the aggregate), and such conversion shall be in accordance with the terms and conditions of the Loan Agreement and the Company’s M&A.

12.3   Null and Void.  This Note shall become null and void upon the issuance of the Conversion Shares to Lender or Lender’s designee.

13.   Commitment Fee.  Upon execution of the Subscription Agreement Lender shall become entitled to receive a fee from the Payor equal to 10% of Lender’s maximum subscription interest (the “Commitment Fee”), provided however, that Lender’s right to receive the Commitment Fee shall be forfeited if Lender fails to meet any permitted Loan funding request by the Company.  The Commitment Fee will be included among the Note Obligations and paid in accordance with this Note and the Loan Agreement.

14.   Default.

(a)   Payor’s failure to pay any installment of principal or any interest or other Note Obligation on this Note within thirty (30) days after the Repayment Date shall be deemed an event of default.

(b)   Payor’s failure to timely meet any covenant set forth in the Loan Agreement shall be deemed an event of default if not cured within 10 business days of the giving of notice by Lender or any subscriber to the Note Offering

(c)   If

(i) the Payor shall commence any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the Payor shall be adjudicated insolvent or bankrupt by a decree of a court of competent jurisdiction; or the Payor shall petition or apply for, acquiesce in, or consent to, the appointment of any receiver or trustee of the Payor or for all or a substantial part of the property of the Payor; or the Payor shall make an assignment for the benefit of creditors; or the Payor shall admit in writing its inability to pay its debts as they mature; or

(ii)  there shall be commenced against the Payor any proceeding relating to the Payor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, and any such proceeding shall remain undischarged for a period of sixty (60) days or the Payor by any act indicates its consent to, approval of, or acquiescence in, any such proceeding; or a receiver or trustee shall be appointed for the Payor or for all or a substantial part of the property of the Payor and any such receivership or trusteeship shall remain undischarged for a period of sixty (60) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Payor and the same shall not be dismissed or bonded within sixty (60) days after levy;

then in the event of (i) or (ii) above, the Lender or any subscriber to the Note Offering may, by written notice to the Payor declare an event of default, and the same shall, unless such default shall be cured within thirty (30) days after such notice, be deemed an event of default for purposes hereof.

(ii)           upon an event of default, interest on the unpaid balance of any Note Obligations not paid when due hereunder shall accrue at a default rate that is 500 basis points per annum higher than the interest rate until paid or the default is cured (if cure is possible).

15.   Limited Recourse.  No recourse shall be had for payment of any part of the Note Obligations against any present or future officer or director of the Payor by virtue of any law, or by enforcement of any assessment, or otherwise, or against any present or future manager, agent, officer or director of the Payor, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released, it being agreed by the Lender to limit its recourse for collection of the Note Obligations to the Payor and its assets.

16.   Miscellaneous.

16.1   Lost or Destroyed Note.  Upon receipt by the Payor of evidence reasonably satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Payor or, in case of any such mutilation, upon surrender and cancellation of this Note, the Payor will issue a replacement Note of like tenor in lieu of this Note.

16.2   Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

16.3   Waiver.  The Payor hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

16.4   Rights.  Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  No delay or omission of Lender to exercise any right, whether before or after a Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

16.5   Remedies.  The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender’s sole discretion, and may be exercised as often as occasion therefor shall occur.

16.6   Interest.  If any provisions of this Note would require the Payor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Payor shall instead pay interest under this Note at the highest rate permitted by applicable law.

16.7   Governing Law.  This Note shall be governed by and construed in accordance with the laws of the British Virgin Islands without giving effect to any choice or conflict of law provision or law that would cause the application of the laws of any jurisdiction other than the British Virgin Islands.

IN WITNESS WHEREOF, the Payor has caused this Note to be executed on its behalf by its duly authorized signatory.

SING KUNG LIMITED By: William C. Morro Its: Chief Executive Officer and Sole Director	CNC DEVELOPMENT LIMITED By: William C. Morro Its: Chief Executive Officer

Draw Certificate
[Lender Name]
Draw Cap =

            Draw Amounts/(Repayment Amounts)

Draw Date                                                                Principal                                               Interest

March____, 2010

________                                              ________

Cumulative Amount                                                                        $                                                      $

Exhibit II

Rights and Preferences of CNC Class B Preferred Stock

7.3           Class B Preferred Shares

(a)    Each Class B Preferred Share confers on the holder:

(i)    the right to one vote on any Resolution of Members as if the Class B Preferred Shares had been converted into Common Shares;

(ii)	the right to a preference (ranking pari pasu with the Preferred Distribution enjoyed by the holders of the Class A Preferred Shares)

over the holders of the Common Shares and in the distribution of the surplus assets of the Company in the event of a Liquidation Event in an amount up to the greater of:

(A)	the Liquidation Preference Value; and

(B)	an equal share in the distribution of the surplus assets of the Company on an as-converted basis.

(iii)
the right to receive an equal share in a cumulative dividend, payable in accordance with the Act, prior to payment by the Company of any dividends to holders of the Common shares, calculated at an annual rate of 7% of the Liquidation Preference Value, with the adjustments in the rate indexed to changes in the $US-RMB exchange rate in effect on the last U.S. business day of the quarter.  Base exchange rate = RMB 6.8340/$1.00.  Such dividends will accrue quarterly and if payment is declared by the board of directors, shall subject to the Act, be paid in cash within 10 business days following the end of each calendar quarter;

(iv)	voting rights in relation to the Class A Preferred Directors in accordance with Article 13 of the Articles.

(b)
Each holder of the Class B Preferred Shares will, subject to sub-paragraph (c) below, have the right to convert some or all of the Class B Preferred Shares held by such holder at such holder's option, at any time at a ratio of ten Common Shares for each Class B Preferred Share (the "Class B Conversion Ratio").   At the time of conversion any accrued but unpaid dividends outstanding on the converted shares must be applied by such Class B Preferred Share holder(s) to purchase additional Common Shares at the then current market price of the Common Shares, such price to be determined by averaging the closing price of the Common Shares on the ten trading days preceding the date of conversion;

(c)	All of the Class B Preferred Shares shall be automatically converted to Common Shares in accordance with the Class B Conversion Ratio upon the earlier to occur of the following:

(i)	the date on which the Common Shares have traded for 10 out of any 20 consecutive trading days at or above the lAG Net Price plus US$2.00 on average daily volume of 3% of the issued and outstanding Common Shares; and

(ii)	following delivery of US GAAP audited financial statements demonstrating that the Company has achieved a net operating income of US$25,000,000 for any fiscal year beginning with fiscal year 2009.

(d)	Subject to applicable law, the holders of the Class B Preferred Shares may elect at their sole option to request the redemption of some or all of their Class B Preferred Shares:

(i)	in the event that the Company undergoes a Fundamental Change (as defined below) at the higher of the Liquidation Preference Value or value as converted; and

(ii)	at any time after the fourth anniversary of the consummation of the IAG
Transaction at the Liquidation Preference Value, if the Company has failed to raise Qualifying Equity Capital (as defined below) of US$25 million or more on or prior to such anniversary, provided that this redemption right shall be extinguished upon the Company raising Qualifying Equity Capital of US$25 million or more prior to the redemption date.

(e)	The Class B Preferred Shares may be redeemed in whole or in part by the Company at its sole option, (a "Company Redemption") for:

(i)	1.2 times the Liquidation Preference Value at any time, on 60 days written notice, to the holders of the Class B Preferred Shares; or

(ii)
the higher of the Liquidation Preference Value or value if converted in the event that the Company undergoes a Fundamental Change, provided that the holders of the Class B Preferred Shares are first notified of the Fundamental Change and have not less than 7 days to convert their Class B Preferred Shares to Common Shares.

In the case of a Dilutive Issuance, the Class B Conversion Ratio shall be adjusted so that the number of Common Shares received for each Class B Preferred Share is calculated by dividing the IAG Net Price by the lowest price paid for any of such newly-issued shares or securities or the lowest exercise price for any of such options or warrants. The Class B Conversion Ratio shall not be adjusted in the case of (a) conversion of the Class B Preferred Shares; (b) securities issued to a commercial lender or lessor which is approved by the Board, including the Class A Preferred Directors, (c) the sale or grant of options to employees, directors or consultants to purchase up to 2,600,000 Common Shares at or above fair market value but no less than $5.00 per share at the time of the grant (as determined in good faith by the board of directors) and approved by the board, including the Class A Preferred Directors; (d) issuances of authorized shares in connection with an acquisition of another company or assets approved by the Board, including the Class A Preferred Directors. The Class B Conversion Ratio will also be subject to proportional adjustment for share splits, share dividends, recapitalizations and the like.